Exhibit 99.1

FOR IMMEDIATE RELEASE

                               INVESTOR CONTACT:        MEDIA CONTACT:
                               Pat Barry                Janel Alania
                               CFO, Bluefly, Inc.       PR, Bluefly, Inc.
                               212-944-8000 ext. 239    212-944-8000 ext. 509
                               pat@bluefly.com          janel.alania@bluefly.com


                  BLUEFLY EXTENDS MATURITY OF SHORT-TERM NOTES

NEW YORK, Jan. 15, 2004 - Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading Internet retailer of designer brands at discount prices (www.bluefly.com), announced today that it has completed an extension of approximately $4 million of short-term debt held by affiliates of Soros Private Equity Partners, LLC. Under the terms of the new agreement, the four original notes, two of which were due Jan. 12, 2004, and two of which were due April 14, 2004, will all have a new maturity date of March 1, 2005. All other terms of the notes remain unchanged.

"I am very pleased to have been able to convert this short-term debt into a longer maturity, and I am grateful for the continued support of the Soros organization," said Ken Seiff, Chief Executive Officer of Bluefly, Inc. "Together with our recent $5 million equity financing, this extension of debt provides us with significantly more resources to invest in our growing business."

ABOUT BLUEFLY, INC.
Bluefly, Inc. (NASDAQ SmallCap: BFLY) operates the world's first full service outlet store for designer fashion, offering products from more than 350 designers at discounts of up to 75% off. With 24/7 access, a 90-day money back guarantee, and technology that displays real-time inventory, Bluefly makes off-price shopping easy and convenient. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe", "project", "expect", "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-A, 8-K, 10-Q, and 10-K. These risks and uncertainties include, but are not limited to, the following: recent losses and anticipated future losses; we may not be able to generate sufficient cash flow to pay our indebtedness when due; we have granted a lien on substantially all of our assets; the risk that favorable trends in sales and customer acquisition costs will not continue; potential adverse effects on gross margin and gross profit resulting from mark downs and allowances for returns and credit card chargebacks; the competitive nature of the business and the potential for competitors with greater resources to enter such business; adverse trends in the retail apparel market; risks of litigation for sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; the dependence on third parties and certain relationships for certain services, including the Company's dependence on U.P.S. (and the risks of a mail slowdown due to terrorist activity) and the Company's dependence on its third-party web hosting and fulfillment centers; risks related to consumer acceptance of the Internet as a medium for purchasing apparel; the successful hiring and retaining of personnel; the dependence on continued growth of online commerce; rapid technological change; online commerce security risks; the startup nature of the Internet business; governmental regulation and legal uncertainties; management of potential growth; and unexpected changes in fashion trends.

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